UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                              FORM 8-K

                           CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): August 19, 2005

                    WINDOW ROCK CAPITAL CORPORATION
         (Exact name of registrant as specified in its charter)

                               Nevada
             (State or other jurisdiction of incorporation)

                               0-29260
                         (Commission File Number)

                             86-1040643

                  (IRS Employer Identification Number)


                       6100 Neil Road, Suite 500
                          Reno, Nevada 89511
                 (Address of principal executive offices)

                            832-225-1372
            (Registrants telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2005, The Board of Directors of Window Rock Capital Corporation voted unanimously in favor of a resolution to expand the Board of Directors from three seats to five seats. Also, the Board also voted unanimously to appoint Mr. Brian R. Collins and Mr. Joseph Curci to fill the two new seats on the Board and to continue the reorganization and restructuring of the Company.

Mr. Collins is entrepreneurial and committed to success by thinking and acting over the horizon with a 100% track record of successfully completing every project and task undertaken. Previously he was the CEO/ President of Phone-Net.com in Vancouver, BC, from 1998 to 2001, a US publicly-traded company, providing Internet/Telecommunication products. Started company from inception, as major shareholder, sourced initial seed financing and secondary funding after company went public. Prior to Phone-Net, Mr. Collins was the President of National For Sale Phone, a Canada-wide interactive voice and print advertising network for real estate and professional services. Started the company from inception with zero financing or funding. During the same period raised seed financing on success of this company to start Piedmont, the only client-controlled voice and data search engine for screen phones in North America.

Mr. Curci is CFO of Aidan Capital. Joe started his career on Wall Street in 1987 working for Shearson Lehman Brothers where he held various
managerial positions in the operational side of the brokerage firm.   He
went on to work in the Investment Banking side of the business where he served on the board of a number of companies. He received his B.A. degree in Banking & Finance from Hofstra University, and went on to receive his M.B.A. in International Business from Wagner College. Joe was a principal owner in a marketing firm called ProfitXchange, where he disseminated financial literature to the financial community. For the past few years Joe has been working as a business consultant, assisting companies in short-and long-term strategic planning.

On August 18, 2005, Mr. Jie Jack Guo resigned as a member of the Board of Directors of Window Rock Capital Corporation. Mr. Guo has provided experience and leadership to the Company and he believes that it would be a better use of his time to focus on creating a market for the Company's diabetes productS. He has decided to let others spend time on the executive managerial duties of operating the Company. The Board of Directors has accepted Mr. Guo's resignation from the Board. There were no disagreements between Mr. Guo and the Company.

On August 18, 2005, Window Rock Capital Corporation appointed Miss Xuan Teresa Zheng to the Board of Directors of Window Rock to replace Mr. Guo. Miss Zheng is a hard driving entrepreneur with strong organizational and business skills. As a member of China Minsheng Banking Corp. Ltd., Miss Zheng possesses strong communication and coordination skills with the local government and has maintained good connections with the various departments. She obtained her Bachelors Degree from Beijing Technology
and Business University.   With her strong credit and retail banking
experiences, Miss Zheng also establishes and maintains good relationships with Chinese financial communities and various Chinese business enterprises.

On August 19, 2005, the Board of Directors held a special meeting of the Board of Directors and:

	1. Accepted the resignation of Mr. Guo as a member of the Board of Directors.

	2. Appointed Miss Zheng to the Board of Directors to replace Mr.
           Guo.

Item 9.01. Financial Statements and Exhibits.

Exhibits:

Regulation
S-B Number	Document

      99.1	Resolution Expanding the Board of Directors of Window
                Rock Capital Corporation, dated June 22, 2005.

      99.2      Resolution Accepting Board Member Resignation and
                Appointment of New Board Member, dated August 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2005
WINDOW ROCK CAPITAL CORPORATION

By: /s/ Charles R. Shirley
Name: Charles R. Shirley
Title: Chairman, CEO and Corporate Secretary